     As filed with the Securities and Exchange Commission on June 25, 2001
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                               INKTOMI CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                -----------------

              DELAWARE                                       94-3238130
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                              4100 E. THIRD AVENUE
                              FOSTER CITY, CA 94404
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                -----------------

                      1998 NON-STATUTORY STOCK OPTION PLAN
                                1998 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                -----------------

                                 TIMOTHY STEVENS
                         VICE PRESIDENT OF CORPORATE AND
                        LEGAL AFFAIRS AND GENERAL COUNSEL
                              4100 E. THIRD AVENUE
                              FOSTER CITY, CA 94404
                                 (650) 653-2800
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                -----------------

                                   Copies to:
                              KENTON J. KING, ESQ.
                      SKADDEN ARPS SLATE MEAGHER & FLOM LLP
                              525 UNIVERSITY AVENUE
                               PALO ALTO, CA 94301
                                 (650) 470-4500


                                     CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
        TO BE REGISTERED               REGISTERED           PER SHARE       OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per
share par value: To be
issued under 1998
Non-Statutory Stock Option
Plan........................        6,034,349 shares        $7.86(1)         $47,429,983(1)       $11,858
Common Stock, $0.001 per
share par value:  To be
issued under 1998 Stock
Plan........................        2,453,282 shares        $7.86(1)         $19,282,797(1)        $4,821
Common Stock, $0.001 per
share par value:  To be
issued under 1998 Employee
Stock Purchase Plan.........          164,130 shares        $7.22(2)          $1,185,019(2)          $297
=============================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on June 18, 2001.

(2) The exercise price of $7.22 per share, computed in accordance with rule 457(h), is 85% of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on May 1, 2001, the current enrollment date. Pursuant to the 1998 Employee Stock Purchase Plan (Exhibit 4.3), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

PART I:        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.        PLAN INFORMATION*

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The documents(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(I) under the Securities Act of 1933, as amended.

PART II:       INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

        Inktomi Corporation hereby incorporates by reference in this registration statement the following documents:

        1. Inktomi's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

        2. Inktomi's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999.

        3. Inktomi's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

        4. Inktomi's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

        5. Inktomi's Current Report on Form 8-K/A dated September 29, 2000 relating to Inktomi's acquisition of Ultraseek Corporation.

        6. Inktomi's Current Report on Form 8-K dated August 1, 2000 relating to the acquisition of Ultraseek Corporation.

        7. Inktomi's Current Report on Form 8-K dated October 15, 1999 relating to Inktomi's acquisition of Webspective Software, Inc.

        8. Inktomi's Current Report on Form 8-K dated July 14, 2000 relating to Inktomi's adoption of its Shareholders' Rights Plan.

        9. Inktomi's Current Report on Form 425 dated September 14, 2000 relating to the acquisition of FastForward Networks, Inc.

        10. Inktomi's Current Report on Form 425 dated September 14, 2000 relating to the acquisition of FastForward Networks, Inc.

        11. Inktomi's Current Report on Form 425 dated September 15, 2000 relating to the acquisition of FastForward Networks, Inc.

        12. Inktomi's Current Report on Form 8-K dated December 3, 1999 relating to Inktomi's stock split.

        13. The description of Inktomi's Common Stock as contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on May 22, 1998.

        All documents subsequently filed by Inktomi pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.        DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of common stock offered hereby has been passed upon for Inktomi by Skadden, Arps, Slate, Meagher & Flom, LLP, Palo Alto, California. As of the date of this prospectus, attorneys who are members of or are employed by Skadden, Arps, Slate, Meagher & Flom, LLP and participating in matters on behalf of Inktomi relating to this Registration Statement, do not beneficially own any shares of Inktomi's Common Stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend, or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that Inktomi may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Inktomi) by reason of the fact that the person is or was director, officer, agent or employee of Inktomi or is or was serving at Inktomi's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Inktomi, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Inktomi as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to Inktomi, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director received notice of the unlawful acts.

        Article X of Inktomi's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the DGCL.

        Article VI of Inktomi's Bylaws provides for the indemnification of officers, directors, employees and agents of Inktomi to the fullest extent permitted under the DGCL.

        Inktomi has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Inktomi's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Inktomi pursuant to the foregoing provisions, Inktomi has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Inktomi in which indemnification is being sought, nor is Inktomi aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Inktomi.

 ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.        EXHIBITS

          EXHIBIT
          NUMBER                             DOCUMENTS
          ------     -----------------------------------------------------------
            4.1*     1998 Non-Statutory Stock Option Plan and form of agreements thereunder

            4.2*     1998 Stock Plan and form of agreements thereunder

            4.3* 1998 Employee Stock Purchase Plan and form of agreements thereunder

            5.1 Opinion of counsel as to legality of securities being registered

           23.1      Consent of Counsel (contained in Exhibit 5.1)

           23.2      Consent of Independent Accountants

           24.1      Power of Attorney (see page II-5)

        ---------------

        * Incorporated by reference to the Exhibits filed with Inktomi's Registration Statement on Form S-1 (no. 333-50247) as declared effective with the Securities and Exchange Commission on June 9, 1998.


ITEM 9.        UNDERTAKINGS

        (a)    Rule 415 Offering

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b) Filing Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 25th day of June, 2001.

                                      INKTOMI CORPORATION


                                      By: /s/ Jerry M. Kennelly
                                          --------------------------------------
                                          Jerry M. Kennelly, Executive Vice
                                          President and Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                         DATE
-------------------------------------     --------------------------------------    -------------

/s/ David C. Peterschmidt                 President, Chief Executive Officer        June 25, 2001
-------------------------------------     and Chairman (Principal Executive
David C. Peterschmidt                     Officer)


/s/ Jerry M. Kennelly                     Executive Vice President and Chief        June 25, 2001
-------------------------------------     Financial Officer (Principal
Jerry M. Kennelly                         Financial and Accounting Officer)


/s/ Eric A. Brewer                        Director                                  June 25, 2001
-------------------------------------
Eric A. Brewer


/s/ Frank Gill                            Director                                  June 25, 2001
-------------------------------------
Frank Gill


/s/ Fredric W. Harman                     Director                                  June 25, 2001
-------------------------------------
Fredric W. Harman


/s/ Alan F. Shugart                       Director                                  June 25, 2001
-------------------------------------
Alan F. Shugart

                               INKTOMI CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                            DOCUMENTS
 -----------  ------------------------------------------------------------------
     4.1*     1998 Non-Statutory Stock Option Plan and form of agreements thereunder

     4.2*     1998 Stock Plan and form of agreements thereunder

     4.3* 1998 Employee Stock Purchase Plan and form of agreements thereunder

     5.1      Opinion of counsel as to legality of securities being registered

    23.1      Consent of Counsel (contained in Exhibit 5.1)

    23.2      Consent of Independent Accountants

    24.1      Power of Attorney (see page II-5)

-------------

* Incorporated by reference to the Exhibits filed with Inktomi's Registration Statement on Form S-1 (no. 333-50247) as declared effective by the Securities and Exchange Commission on June 9, 1998.